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                                                                    EXHIBIT 99.1
                           AMERICAN BANCSHARES, INC.
                1500 NORTH 18TH STREET, MONROE, LOUISIANA 71201
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints George M. Campbell and Kent Anderson, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock of American Bancshares, Inc. ("ABI") held of record by the undersigned, at the Special Meeting of stockholders to be held November 8, 1994, or any adjournment thereof, with respect to the following items or other matters as may properly come before the meeting:

1. Proposal to approve the Agreement and Plan of Merger dated as June 1, 1994 (the "Agreement"), by and between ABI and Regions Financial Corporation ("Regions", formerly First Alabama Bancshares, Inc.) pursuant to which ABI will merge with and into Regions and each share of common stock of ABI (except for certain shares held by ABI or Regions and shares held by stockholders who perfect their dissenters' rights of appraisal) will be converted into the right to receive 2.4445 shares or Regions, and under such other terms and conditions as are set forth in the Agreement, a copy of which is available for inspection at the office of ABI indicated above:

                 / / FOR        / / AGAINST        / / ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of Proposal 1.

    Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of ABI at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to ABI for receipt prior to the Special Meeting.

    The undersigned acknowledges receipt from ABI prior to the execution of this proxy of notice of the Special Meeting, and a Proxy Statement/Prospectus dated October 10, 1994.

                                          Dated:
                                                                            1994
                                          ---------------------------------,

                                          --------------------------------------
                                               (Print Name of Stockholder)

                                          --------------------------------------
                                                (Signature of Stockholder)

                                          --------------------------------------
                                               (Print Name of Stockholder)

                                          --------------------------------------
                                                (Signature of Stockholder)

                                          Please sign exactly as your name
                                          appears on the address label. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title. If shares
                                          are held jointly, each holder must
                                          sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.